Exhibit 23.3

March 11, 2013

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Abengoa, S.A. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4(d) of registration statement on Form F-1, dated March 11, 2013. We agree with the statements concerning our Firm in such registration statement.

Very truly yours,

PricewaterhouseCoopers Auditores, S.L.

PricewaterhouseCoopers Auditores, S.L., Concejal Francisco Ballesteros, 4, 41018 Sevilla, España

T: +34 954 981 300 F: +34 954 981 320, www.pwc.com/es

R. M. Madrid, hoja 87.250-1, folio 75, tomo 9.267, libro 8.054, sección 3ª. Inscrita en el R.O.A.C. con el número S0242 - CIF: B-79 031290